UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 24, 2007
(Date of earliest event reported)

USG CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8864 (Commission File Number)	36-3329400 (IRS Employer Identification No.)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of principal executive offices, including zip code)
(312) 606-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.
     The information provided in response to Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.
ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in response to Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
ITEM 8.01     Other Events.
     On September 24, 2007, USG Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, relating to the offer and sale by the Company of $500,000,000 aggregate principal amount of its 7.750% Senior Notes due 2018 (the “Notes”). The offering is scheduled to close on September 27, 2007 and is subject to customary closing conditions. The Notes will be governed by the Company’s indenture, dated as of November 1, 2006, by and between the Company and Wells Fargo Bank, National Association, as trustee.
     This Current Report on Form 8-K is being filed to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3, previously filed with the Securities and Exchange Commission (File No. 333-146262) in connection with that offer and sale.
ITEM 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated September 24, 2007, between USG Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

4.1	Form of 7.750% Senior Note due 2018.

5.1	Opinion of Jones Day regarding the validity of the securities.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
By:	/s/ Stanley L. Ferguson
Stanley L. Ferguson,
Executive Vice President and General Counsel

Dated: September 26, 2007

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated September 24, 2007, between USG Corporation and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

4.1	Form of 7.750% Senior Note due 2018.

5.1	Opinion of Jones Day regarding the validity of the securities.